UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 5, 2003
Date of Report
(Date of earliest event reported)

SOCKET COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-13810	94-3155066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer identification number)

37400 Central Court
Newark, CA 94560
(Address of principal executive offices, including zip code)

(510) 744-2700
(Registrant's telephone number, including area code)

Item 5. Other Events

Socket Communications, Inc. (the "Company") completed a private placement common stock equity financing of approximately $4.1 million on August 5, 2003. Net proceeds from the financing after estimated costs and expenses are approximately $3.6 million. The Company issued 1,729,957 shares of common stock at $2.37 per share. Investors also received five-year warrants to purchase an additional 518,987 shares of common stock at $2.73 per share. The private placement was managed by Cardinal Securities, LLC. The Placement Agent, or its assigns, received a five-year warrant to purchase up to 172,996 shares of common stock at $2.73 per share. The Company plans to file a registration statement within 45 days of the closing covering the shares of common stock and the common stock underlying the warrants.

On August 6, 2003, the Company issued a press release announcing the first closing of the private placement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

10.1	Form of Securities Purchase Agreement, dated as of August 5, 2003, by and between the Company and each of the purchasers thereto.
10.2	Registration Rights Agreement, dated as of August 5, 2003, by and between the Company and each of the purchasers thereto.
10.3	Form of Common Stock Warrant dated August 5, 2003.
99.1	Press Release dated August 6, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET COMMUNICATIONS, INC.

Date:August 5, 2003	By:	/s/ David W. Dunlap
David W. Dunlap Vice President, Finance and Administration and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Form of Securities Purchase Agreement, dated as of August 5, 2003, by and between the Company and each of the purchasers thereto.
10.2	Registration Rights Agreement, dated as of August 5, 2003, by and between the Company and each of the purchasers thereto.
10.3	Form of Common Stock Warrant dated August 5, 2003.
99.1	Press Release dated August 6, 2003.